UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2016

WAYFAIR INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36666	36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Copley Place, 7th Floor
Boston, MA 02116
(Address of principal executive offices) (Zip Code)

(617) 532-6100
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On July 26, 2016, the Board of Directors (the "Board") of Wayfair Inc. (the "Company") appointed James R. (Jim) Miller to the Board, effective immediately. The Company did not appoint Mr. Miller to any Board committee at this time.

The Board has determined that Mr. Miller is "independent" under the Corporate Governance Standards of the New York Stock Exchange and under the Company's Corporate Governance Guidelines. In connection with his election to the Board, the Board granted Mr. Miller a restricted stock unit award under the Company's 2014 Incentive Award Plan with a value of $200,000 as of the date of grant, subject to a three year vesting schedule.

There are no transactions between Mr. Miller and the Company that would be reportable under Item 404(a) of Regulation S-K. Mr. Miller was not selected as a director pursuant to any arrangement or understanding between him and any other person.

A copy of the Company's press release regarding these events is being furnished as Exhibit 99.1 to this 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued on July 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: July 28, 2016	By:	/s/ Enrique Colbert
Enrique Colbert
General Counsel and Secretary